UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2023

Rivulet Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 652-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective July 10,2023, the Board of Directors of Rivulet Media, Inc. (the “Company”) replaced Farber Haas Hurley, LLP, Certified Public Accountants (“Farber”) as its independent auditors for the fiscal year ended July 31, 2021 and approved the engagement of Semple Marchal & Cooper, LLP (“SMC”) as Farber’s replacement. The decision to change auditors was approved by the Company’s Board of Directors.

For the last two fiscal years, Farber’s reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. For the last two fiscal years and any subsequent interim period preceding the replacement, there were no disagreements with Farber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Farber would have caused Farber to make reference to the matter in their reports.

The Company has provided a copy of this disclosure to Farber and requested Farber to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Farber agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of Farber’s response is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
16.2	Letter from Farber Hass Hurley LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2023

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Mike Witherill
President and CFO